Exhibit 99.1

E V E R C O R E

EVERCORE REPORTS SECOND QUARTER 2015 RESULTS;

QUARTERLY DIVIDEND OF $0.28 PER SHARE

Highlights

•	Second Quarter Financial Summary

•	Record second quarter Net Revenues of $268 million, up more than 23% compared to Q2 2014

•	U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $11 million, down 56% compared to Q2 2014, or $0.26 per share, down 55% compared to Q2 2014

•	Record second quarter Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $34 million, up 10% compared to Q2 2014, or $0.65 per share, down 2% compared to Q2 2014

•	Year-to-Date Financial Summary

•	Record first half Net Revenues of $506 million, up 38% compared to the same period in 2014

•	U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $15 million, down 57% compared to the same period in 2014, or $0.35 per share, down 58% compared to the same period in 2014

•	Record first half Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $64 million, up 40% compared to the same period in 2014, or $1.20 per share, up 24% compared to the same period in 2014

•	Investment Banking

•	Recruited ten Senior Managing Directors in Advisory and one in Evercore ISI to date, strengthening our capabilities in the Chemicals, Energy, Healthcare, Technology and Utilities sectors and broadening our coverage in ECM, Restructuring and Europe

•	Advising clients on significant transactions globally:

•	Advising the Special Committee of the Board of Directors of Broadcom Corp. on its $37.0 billion sale to Avago Technologies Limited

•	Advised E.I. DuPont de Nemours on its successful proxy contest with Trian Partners

•	Advising the Conflicts Committee of the Board of Directors of WPZ GP LLC, the general partner of Williams Partners L.P., on its $13.8 billion merger with The Williams Companies, Inc.

•	Advising CVS Health on its $12.7 billion acquisition of Omnicare

•	Advising Tokio Marine Holdings, Inc. on its $7.5 billion acquisition of HCC Insurance Holdings, Inc.

•	Participated in 26 underwriting transactions in the second quarter, and 37 in the first half, in multiple sectors, including Healthcare, Transportation, Financial Institutions, Media and Real Estate, producing $21 million and $27 million of underwriting revenue in the second quarter and first half, respectively

•	Investment Management

•	Assets Under Management in consolidated businesses were $14.1 billion

•	Returned $148.5 million of capital to shareholders during the first half of 2015 through dividends and repurchases, including repurchases of 2.5 million shares/units. Quarterly dividend of $0.28 per share

NEW YORK, July 22, 2015 – Evercore Partners Inc. (NYSE: EVR) today announced that its U.S. GAAP Net Revenues were $268.1 million for the quarter ended June 30, 2015, compared to $217.7 million for the quarter ended June 30, 2014. U.S. GAAP Net Revenues were $506.1 million for the six months ended June 30, 2015, compared to $366.8 million for the six months ended June 30, 2014. U.S. GAAP Net Income Attributable to Evercore Partners Inc. for the second quarter was $10.8 million, or $0.26 per share, compared to $24.3 million, or $0.58 per share, a year ago. U.S. GAAP Net Income Attributable to Evercore Partners Inc. for the six months ended June 30, 2015 was $15.1 million, or $0.35 per share, compared to $34.8 million, or $0.83 per share, for the same period last year.

Adjusted Pro Forma Net Revenues were $268.5 million for the quarter ended June 30, 2015, an increase of 24% compared to $217.3 million for the quarter ended June 30, 2014. Adjusted Pro Forma Net Revenues were $506.7 million for the six months ended June 30, 2015, an increase of 38% compared to $366.2 million for the six months ended June 30, 2014. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $33.9 million for the second quarter, up 10% compared to $30.7 million a year ago. Adjusted Pro Forma earnings per share was $0.65 for the quarter, down 2% in comparison to the prior year period. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $63.7 million for the six months ended June 30, 2015, up 40% compared to $45.4 million for the same period last year. Adjusted Pro Forma earnings per share was $1.20 for the six months ended June 30, 2015, up 24% in comparison to the prior year period.

The U.S. GAAP trailing twelve-month compensation ratio of 63.0% compares to 61.2% for the same period in 2014. The U.S. GAAP compensation ratio for the three months ended June 30, 2015 and June 30, 2014 was 64.6% and 59.4%, respectively. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 58.3%, compared to 58.9% for the same period in 2014. The Adjusted Pro Forma compensation ratio for the current quarter was 57.4%, compared to 58.3% for the quarter ended June 30, 2014.

Results for the three and six months ended June 30, 2015 and the three months ended March 31, 2015 include the combined operations of Evercore ISI.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“Our business continues to perform well, delivering record second quarter and first half revenues and earnings, and enabling us to return $148.5 million to shareholders, the highest amount for any six month period in our history,” said Ralph Schlosstein, President and Chief Executive Officer. “Our advisory teams are extremely busy, with strong contributions this quarter in the energy, technology, healthcare and financial institutions sectors. Our ECM strategy is building momentum as we reported strong quarterly revenues and continue to grow our underwriting pipeline in multiple sectors. Notably, the proportion of book run transactions is increasing materially. Our Equities business continues to focus on growing revenues and managing costs, producing operating margins of 18% for the quarter and 17% for the first half. And our overall operating margins for the first half improved modestly compared to last year, despite the drag from a record recruiting year.”

“Once again, the firm’s Investment Banking business was strong. Both on the M&A side and on the equity capital markets side. And both in North America and outside it,” said Roger Altman, Executive Chairman.

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014	% Change
	(dollars in thousands)
Net Revenues	$268,096	$237,983	$217,696	13%	23%	$506,079	$366,809	38%
Operating Income	$31,111	$10,998	$43,035	183%	(28%)	$42,109	$63,749	(34%)
Net Income Attributable to Evercore Partners Inc.	$10,764	$4,300	$24,265	150%	(56%)	$15,064	$34,833	(57%)
Diluted Earnings Per Share	$0.26	$0.10	$0.58	160%	(55%)	$0.35	$0.83	(58%)
Compensation Ratio	64.6%	68.5%	59.4%			66.4%	60.2%
Operating Margin	11.6%	4.6%	19.8%			8.3%	17.4%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014	% Change
	(dollars in thousands)
Net Revenues	$268,500	$238,159	$217,282	13%	24%	$506,659	$366,240	38%
Operating Income	$58,756	$50,473	$51,429	16%	14%	$109,229	$77,817	40%
Net Income Attributable to Evercore Partners Inc.	$33,931	$29,725	$30,723	14%	10%	$63,656	$45,449	40%
Diluted Earnings Per Share	$0.65	$0.56	$0.66	16%	(2%)	$1.20	$0.97	24%
Compensation Ratio	57.4%	57.4%	58.3%			57.4%	58.7%
Operating Margin	21.9%	21.2%	23.7%			21.6%	21.2%

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-11 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

Investment Banking

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$246,550	$217,638	$192,251	13%	28%	$464,188	$320,755	45%
Other Revenue, net	(2,173)	(1,058)	(928)	(105%)	(134%)	(3,231)	(1,581)	(104%)

Net Revenues	244,377	216,580	191,323	13%	28%	460,957	319,174	44%

Expenses:
Employee Compensation and Benefits	159,677	148,640	114,622	7%	39%	308,317	193,379	59%
Non-compensation Costs	57,535	52,669	38,366	9%	50%	110,204	68,355	61%
Special Charges	(139)	2,290	—	NM	NM	2,151	—	NM

Total Expenses	217,073	203,599	152,988	7%	42%	420,672	261,734	61%

Operating Income	$27,304	$12,981	$38,335	110%	(29%)	$40,285	$57,440	(30%)

Compensation Ratio	65.3%	68.6%	59.9%			66.9%	60.6%
Operating Margin	11.2%	6.0%	20.0%			8.7%	18.0%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$243,007	$213,972	$188,587	14%	29%	$456,979	$314,254	45%
Other Revenue, net	(380)	692	177	NM	NM	312	709	(56%)

Net Revenues	242,627	214,664	188,764	13%	29%	457,291	314,963	45%

Expenses:
Employee Compensation and Benefits	140,532	122,105	112,057	15%	25%	262,637	187,600	40%
Non-compensation Costs	49,393	45,630	32,217	8%	53%	95,023	59,679	59%

Total Expenses	189,925	167,735	144,274	13%	32%	357,660	247,279	45%

Operating Income	$52,702	$46,929	$44,490	12%	18%	$99,631	$67,684	47%

Compensation Ratio	57.9%	56.9%	59.4%			57.4%	59.6%
Operating Margin	21.7%	21.9%	23.6%			21.8%	21.5%

For the second quarter, Evercore’s Investment Banking segment reported Net Revenues of $242.6 million, which represents an increase of 29% year-over-year. Operating Income of $52.7 million increased 18% from the second quarter of last year. Operating Margins were 21.7% in comparison to 23.6% for the second quarter of last year. For the six months ended June 30, 2015, Investment Banking reported Net Revenues of $457.3 million, an increase of 45% from last year. Year-to-date Operating Income of $99.6 million compared to $67.7 million last year. Year-to-date Operating Margins were 21.8% compared to 21.5% last year.

Revenues

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014	% Change
	(dollars in thousands)
Advisory Fees	$168,745	$155,136	$171,574	9%	(2%)	$323,881	$285,189	14%
Commissions and Related Fees	53,031	53,068	7,513	—%	606%	106,099	15,769	573%
Underwriting Fees	21,231	5,768	9,500	268%	123%	26,999	13,296	103%

Total Investment Banking Revenue	$243,007	$213,972	$188,587	14%	29%	$456,979	$314,254	45%

During the quarter, Investment Banking earned advisory fees from 179 clients (vs. 150 in Q2 2014) and fees in excess of $1 million from 42 transactions (vs. 40 in Q2 2014). For the first six months of the year, Investment Banking earned advisory fees from 261 clients (vs. 215 last year) and fees in excess of $1 million from 77 transactions (vs. 72 last year).

During the second quarter of 2015 Commissions and Related Fees of $53.0 million increased 606% from last year, reflecting the acquisition of ISI. Underwriting Fees of $21.2 million for the three months ended June 30, 2015 increased 123% versus the prior year. During the six months ended June 30, 2015 Commissions and Related Fees of $106.1 million increased 573% from last year, reflecting the acquisition of ISI. Underwriting Fees of $27.0 million for the six months ended June 30, 2015 increased 103% versus the prior year.

Evercore ISI, our U.S. equities business, reported Net Revenues of $117.5 million, including allocated underwriting revenues of $12.4 million for the six months ended June 30, 2015. Operating margins as contemplated for the performance targets of the Class G and H LP Interests, giving effect to just Commissions and Related Fees, for the six months ended June 30, 2015 were consistent with those assumed at the time of the closing of the transactions.

Expenses

Compensation costs were $140.5 million for the second quarter, an increase of 25% year-over-year. The trailing twelve-month compensation ratio was 58.6%, down from 60.2% a year ago. Evercore’s Investment Banking compensation ratio was 57.9% for the second quarter, down versus the compensation ratio reported for the three months ended June 30, 2014 of 59.4%. Year to-date compensation costs were $262.6 million, an increase of 40% from the prior year.

Non-compensation costs for the current quarter were $49.4 million, up 53% from the same period last year. The increase in costs versus the same period in the prior year reflects the addition of personnel within most parts of the business, including the acquisition of ISI, increased new business costs associated with higher levels of global transaction activity and higher professional fees. The ratio of non-compensation costs to net revenue for the current quarter was 20.4%, compared to 17.1% in the same quarter last year. Year-to-date non-compensation costs were $95.0 million, up 59% from the prior year. The ratio of non-compensation costs to revenue for the six months ended June 30, 2015 was 20.8%, compared to 18.9% last year, driven primarily by the higher non-compensation costs in the Evercore ISI equities business.

Investment Management

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$24,505	$22,081	$26,801	11%	(9%)	$46,586	$48,716	(4%)
Other Revenue, net	(786)	(678)	(428)	(16%)	(84%)	(1,464)	(1,081)	(35%)

Net Revenues	23,719	21,403	26,373	11%	(10%)	45,122	47,635	(5%)

Expenses:
Employee Compensation and Benefits	13,467	14,486	14,724	(7%)	(9%)	27,953	27,359	2%
Non-compensation Costs	6,445	5,552	6,949	16%	(7%)	11,997	13,967	(14%)
Special Charges	—	3,348	—	NM	NM	3,348	—	NM

Total Expenses	19,912	23,386	21,673	(15%)	(8%)	43,298	41,326	5%

Operating Income (Loss)	$3,807	$(1,983)	$4,700	NM	(19%)	$1,824	$6,309	(71%)

Compensation Ratio	56.8%	67.7%	55.8%			61.9%	57.4%
Operating Margin	16.1%	(9.3%)	17.8%			4.0%	13.2%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$25,700	$23,220	$28,014	11%	(8%)	$48,920	$50,474	(3%)
Other Revenue, net	173	275	504	(37%)	(66%)	448	803	(44%)

Net Revenues	25,873	23,495	28,518	10%	(9%)	49,368	51,277	(4%)

Expenses:
Employee Compensation and Benefits	13,467	14,486	14,724	(7%)	(9%)	27,953	27,359	2%
Non-compensation Costs	6,352	5,465	6,855	16%	(7%)	11,817	13,785	(14%)

Total Expenses	19,819	19,951	21,579	(1%)	(8%)	39,770	41,144	(3%)

Operating Income	$6,054	$3,544	$6,939	71%	(13%)	$9,598	$10,133	(5%)

Compensation Ratio	52.1%	61.7%	51.6%			56.6%	53.4%
Operating Margin	23.4%	15.1%	24.3%			19.4%	19.8%
Assets Under Management (in millions) (1)	$14,077	$14,033	$14,643	—%	(4%)	$14,077	$14,643	(4%)

(1)	Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

For the second quarter, Investment Management reported Net Revenues and Operating Income of $25.9 million and $6.1 million, respectively. Investment Management reported a second quarter Operating Margin of 23.4%. For the six months ended June 30, 2015, Investment Management reported Net Revenues and Operating Income of $49.4 million and $9.6 million, respectively. The year-to-date Operating Margin was 19.4%, compared to 19.8% last year.

As of June 30, 2015, Investment Management reported $14.1 billion of AUM, flat from March 31, 2015.

Revenues

Investment Management Revenue

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014	% Change
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$8,733	$8,445	$7,519	3%	16%	$17,178	$14,686	17%
Institutional Asset Management (1)	11,721	11,088	11,491	6%	2%	22,809	22,626	1%
Private Equity	1,414	1,408	2,024	—%	(30%)	2,822	4,049	(30%)

Total Investment Advisory and Management Fees	21,868	20,941	21,034	4%	4%	42,809	41,361	4%

Realized and Unrealized Gains (Losses)
Institutional Asset Management	822	1,624	1,732	(49%)	(53%)	2,446	3,375	(28%)
Private Equity	1,815	(489)	4,023	NM	(55%)	1,326	3,962	(67%)

Total Realized and Unrealized Gains	2,637	1,135	5,755	132%	(54%)	3,772	7,337	(49%)

Equity in Earnings of Affiliates (2)	1,195	1,144	1,225	4%	(2%)	2,339	1,776	32%

Investment Management Revenues	$25,700	$23,220	$28,014	11%	(8%)	$48,920	$50,474	(3%)

(1)	Management fees from Institutional Asset Management were $11.7 million, $11.1 million and $11.5 million for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014, respectively, and $22.8 million and $22.6 million for the six months ended June 30, 2015 and 2014, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Equity in G5 | Evercore - Wealth Management and ABS on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Investment Advisory and Management Fees of $21.9 million for the quarter ended June 30, 2015 increased 4% compared to the same period a year ago, driven primarily by higher fees in Wealth Management, reflecting higher levels of assets under management, partially offset by lower fees in Private Equity.

Realized and Unrealized Gains of $2.6 million in the quarter decreased relative to the prior year; with the change relative to the prior period driven principally by lower Private Equity gains, which by their nature fluctuate significantly in both timing and amount.

Equity in Earnings of Affiliates of $1.2 million in the quarter decreased relative to the prior year principally as a result of lower income earned in the second quarter of 2015 by G5 | Evercore.

Expenses

Investment Management’s second quarter expenses were $19.8 million, down 8% compared to the second quarter of 2014. Year-to-date Investment Management expenses were $39.8 million, down 3% from a year ago.

Other U.S. GAAP Adjustments

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and six months ended June 30, 2015 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company’s acquisitions, Special Charges, certain other business acquisition-related charges and professional fees.

Acquisition-related compensation charges for 2015 include expenses associated with performance-based awards granted in conjunction with the Company’s acquisition of ISI. The amount of expense is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in 2015 and in future periods. Special Charges for 2015 include separation benefits and costs associated with the termination of certain contracts within Evercore ISI and the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business. Acquisition-related charges for 2015 include professional fees incurred related to the acquisition of all of the outstanding equity interests of the operating businesses of ISI, as well as costs related to transitioning ISI’s infrastructure.

In addition, for Adjusted Pro Forma purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs.

Evercore’s Adjusted Pro Forma Diluted Shares Outstanding for the three and six months ended June 30, 2015 were higher than U.S. GAAP as a result of the inclusion of Evercore LP partnership units, as well as the assumed vesting of certain acquisition-related shares, LP Units/Interests and unvested restricted stock units granted to Lexicon and ISI employees.

Further details of these adjustments, as well as an explanation of similar amounts for the three and six months ended June 30, 2014 and the three months ended March 31, 2015, are included in Annex I, pages A-2 to A-11.

Non-controlling Interests

Non-controlling Interests in certain operating subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these operating businesses range from 62% to 72%. For the periods ended June 30, 2015, March 31, 2015 and June 30, 2014 the gain (loss) allocated to non-controlling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
	(dollars in thousands)
Segment
Investment Banking (1)	$388	$(301)	$(667)	$87	$(1,531)
Investment Management (1)	823	616	1,308	1,439	2,725

Total	$1,211	$315	$641	$1,526	$1,194

(1)	The difference between the above Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense for certain acquisitions, which we excluded from the Adjusted Pro Forma results.

Income Taxes

For the three and six months ended June 30, 2015, Evercore’s Adjusted Pro Forma effective tax rate was 37.3%, compared to 36.5% and 36.7%, respectively, for the three and six months ended June 30, 2014. Changes in the effective tax rate are principally driven by the level of earnings in businesses with minority owners and earnings generated outside of the U.S.

For the three and six months ended June 30, 2015, Evercore’s U.S. GAAP effective tax rate was approximately 50.5% and 50.7%, respectively, compared to 34.1% and 34.8%, respectively, for the three and six months ended June 30, 2014. The effective tax rate for U.S. GAAP purposes for 2015 reflects significant adjustments relating to the tax treatment of compensation associated with Evercore LP Units/Interests, state, local and foreign taxes, and other adjustments.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $282.2 million at June 30, 2015. Current assets exceed current liabilities by $286.1 million at June 30, 2015. Amounts due related to the Long-Term Notes Payable and Subordinated Borrowings were $128.8 million at June 30, 2015.

Capital Transactions

On July 20, 2015, the Board of Directors of Evercore declared a quarterly dividend of $0.28 per share to be paid on September 11, 2015 to common stockholders of record on August 28, 2015.

During the three months ended June 30, 2015 the Company repurchased approximately 728,000 shares at an average cost per share of $48.76, and a total of 2,475,000 shares/units in the first half of 2015 at an average price of $50.38.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, July 22, 2015, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 78831299. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 78831299. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality equity research, sales and trading execution that is free of the conflicts created by proprietary activities. Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from 27 offices in North America, Europe, South America and Asia. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore
212-857-3100

Media Contact:	Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2014, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Investment Banking Revenue	$246,550	$192,251	$464,188	$320,755
Investment Management Revenue	24,505	26,801	46,586	48,716
Other Revenue	1,852	2,622	4,559	4,691

Total Revenues	272,907	221,674	515,333	374,162
Interest Expense (1)	4,811	3,978	9,254	7,353

Net Revenues	268,096	217,696	506,079	366,809

Expenses
Employee Compensation and Benefits	173,144	129,346	336,270	220,738
Occupancy and Equipment Rental	11,684	10,138	23,914	19,622
Professional Fees	13,164	11,988	22,597	20,499
Travel and Related Expenses	13,400	10,098	26,570	17,482
Communications and Information Services	9,738	3,922	18,300	7,295
Depreciation and Amortization	6,313	3,537	12,714	7,358
Special Charges	(139)	—	5,499	—
Acquisition and Transition Costs	917	1,016	1,401	1,116
Other Operating Expenses	8,764	4,616	16,705	8,950

Total Expenses	236,985	174,661	463,970	303,060

Income Before Income from Equity Method Investments and Income Taxes	31,111	43,035	42,109	63,749
Income from Equity Method Investments	1,998	2,038	3,105	2,279

Income Before Income Taxes	33,109	45,073	45,214	66,028
Provision for Income Taxes	16,723	15,387	22,935	22,950

Net Income	16,386	29,686	22,279	43,078
Net Income Attributable to Noncontrolling Interest	5,622	5,421	7,215	8,245

Net Income Attributable to Evercore Partners Inc.	$10,764	$24,265	$15,064	$34,833

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$10,764	$24,265	$15,064	$34,833

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	36,445	35,744	36,584	35,208
Diluted	42,165	41,860	42,479	41,781
Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.30	$0.68	$0.41	$0.99
Diluted	$0.26	$0.58	$0.35	$0.83

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, other IPO related restricted stock unit awards, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon and ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as Class G and H LP Interests. The amount of expense for the Class G and H LP Interests is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in 2015 and in future periods. The Adjusted Pro Forma results assume these LP Units and certain Class G and H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units, and related awards, is excluded from Adjusted Pro Forma results, and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted Pro Forma results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.	Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.	Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

b.	Compensation Charges. Expenses for deferred consideration issued to the sellers of certain of the Company’s acquisitions.

c.	GP Investments. Write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.

d.	Acquisition and Transition Costs. Primarily professional fees for legal and other services incurred during 2015 related to the acquisition of all of the outstanding equity interests of the operating businesses of ISI, as well as costs related to transitioning ISI’s infrastructure.

3.	Client Related Expenses. Client related expenses and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted Pro Forma presentation. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.	Professional Fees. The expense associated with share-based awards resulting from increases in the share price, which is required upon change in employment status, is excluded from Adjusted Pro Forma results.

5.	Special Charges. Expenses during 2015 primarily related to separation benefits and costs associated with the termination of certain contracts within the Company’s Evercore ISI business, and the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business.

6.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that certain Evercore LP Units and interests are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.

7.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

8.	Presentation of Income from Equity Method Investments. The Adjusted Pro Forma results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net Revenues - U.S. GAAP	$268,096	$237,983	$217,696	$506,079	$366,809
Client Related Expenses (1)	(4,346)	(3,634)	(4,489)	(7,980)	(7,022)
Income from Equity Method Investments (2)	1,998	1,107	2,038	3,105	2,279
Interest Expense on Debt (3)	2,752	2,597	2,037	5,349	4,174
Other Purchase Accounting-related Amortization (8a)	—	106	—	106	—

Net Revenues - Adjusted Pro Forma	$268,500	$238,159	$217,282	$506,659	$366,240

Compensation Expense - U.S. GAAP	$173,144	$163,126	$129,346	$336,270	$220,738
Amortization of LP Units / Interests and Certain Other Awards (5)	(18,193)	(25,950)	—	(44,143)	—
Other Acquisition Related Compensation Charges (6)	(952)	(585)	(2,565)	(1,537)	(5,779)

Compensation Expense - Adjusted Pro Forma	$153,999	$136,591	$126,781	$290,590	$214,959

Operating Income - U.S. GAAP	$31,111	$10,998	$43,035	$42,109	$63,749
Income from Equity Method Investments (2)	1,998	1,107	2,038	3,105	2,279

Pre-Tax Income - U.S. GAAP	33,109	12,105	45,073	45,214	66,028
Amortization of LP Units / Interests and Certain Other Awards (5)	18,193	25,950	—	44,143	—
Other Acquisition Related Compensation Charges (6)	952	585	2,565	1,537	5,779
Special Charges (7)	(139)	5,638	—	5,499	—
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (8a)	2,972	3,114	82	6,086	164
Acquisition and Transition Costs (8b)	917	484	—	1,401	—
Professional Fees (8c)	—	—	1,672	—	1,672

Pre-Tax Income - Adjusted Pro Forma	56,004	47,876	49,392	103,880	73,643
Interest Expense on Debt (3)	2,752	2,597	2,037	5,349	4,174

Operating Income - Adjusted Pro Forma	$58,756	$50,473	$51,429	$109,229	$77,817

Provision for Income Taxes - U.S. GAAP	$16,723	$6,212	$15,387	$22,935	$22,950
Income Taxes (9)	4,139	11,624	2,641	15,763	4,050

Provision for Income Taxes - Adjusted Pro Forma	$20,862	$17,836	$18,028	$38,698	$27,000

Net Income Attributable to Evercore Partners Inc. - U.S. GAAP	$10,764	$4,300	$24,265	15,064	34,833
Amortization of LP Units / Interests and Certain Other Awards (5)	18,193	25,950	—	44,143	—
Other Acquisition Related Compensation Charges (6)	952	585	2,565	1,537	5,779
Special Charges (7)	(139)	5,638	—	5,499	—
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (8a)	2,972	3,114	82	6,086	164
Acquisition and Transition Costs (8b)	917	484	—	1,401	—
Professional Fees (8c)	—	—	1,672	—	1,672
Income Taxes (9)	(4,139)	(11,624)	(2,641)	(15,763)	(4,050)
Noncontrolling Interest (10)	4,411	1,278	4,780	5,689	7,051

Net Income Attributable to Evercore Partners Inc. - Adjusted Pro Forma	$33,931	$29,725	$30,723	$63,656	$45,449

Diluted Shares Outstanding - U.S. GAAP	42,165	42,788	41,860	42,479	41,781
Vested Partnership Units (11a)	4,413	4,479	4,719	4,446	4,901
Unvested Partnership Units/Interests (11a)	5,786	5,961	—	5,836	—
Unvested Restricted Stock Units - Event Based (11a)	12	12	12	12	12
Acquisition Related Share Issuance (11b)	96	119	299	106	332

Diluted Shares Outstanding - Adjusted Pro Forma	52,472	53,359	46,890	52,879	47,026

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$0.26	$0.10	$0.58	$0.35	$0.83
Diluted Earnings Per Share - Adjusted Pro Forma	$0.65	$0.56	$0.66	$1.20	$0.97

Compensation Ratio - U.S. GAAP	64.6%	68.5%	59.4%	66.4%	60.2%
Compensation Ratio - Adjusted Pro Forma	57.4%	57.4%	58.3%	57.4%	58.7%

Operating Margin - U.S. GAAP	11.6%	4.6%	19.8%	8.3%	17.4%
Operating Margin - Adjusted Pro Forma	21.9%	21.2%	23.7%	21.6%	21.2%

Effective Tax Rate - U.S. GAAP	50.5%	51.3%	34.1%	50.7%	34.8%
Effective Tax Rate - Adjusted Pro Forma	37.3%	37.3%	36.5%	37.3%	36.7%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Net Revenues - U.S. GAAP	$1,055,128	$1,004,728	$772,809
Client Related Expenses (1)	(18,711)	(18,854)	(16,088)
Income from Equity Method Investments (2)	6,006	6,046	8,834
Interest Expense on Debt (3)	9,605	8,890	8,236
General Partnership Investments (4)	—	—	385
Other Purchase Accounting-related Amortization (8a)	317	317	—
Adjustment to Tax Receivable Agreement Liability (9)	—	—	(6,905)

Net Revenues - Adjusted Pro Forma	$1,052,345	$1,001,127	$767,271

Compensation Expense - U.S. GAAP	$665,048	$621,250	$473,146
Amortization of LP Units / Interests and Certain Other Awards (5)	(47,542)	(29,349)	(9,635)
Other Acquisition Related Compensation Charges (6)	(3,697)	(5,310)	(11,600)

Compensation Expense - Adjusted Pro Forma	$613,809	$586,591	$451,911

Compensation Ratio - U.S. GAAP (a)	63.0%	61.8%	61.2%
Compensation Ratio - Adjusted Pro Forma (a)	58.3%	58.6%	58.9%

	Investment Banking
	Twelve Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Net Revenues - U.S. GAAP	$961,420	$908,366	$675,758
Client Related Expenses (1)	(18,673)	(18,804)	(16,048)
Income from Equity Method Investments (2)	758	768	2,949
Interest Expense on Debt (3)	5,787	5,099	4,493
Other Purchase Accounting-related Amortization (8a)	317	317	—
Adjustment to Tax Receivable Agreement Liability (9)	—	—	(5,524)

Net Revenues - Adjusted Pro Forma	$949,609	$895,746	$661,628

Compensation Expense - U.S. GAAP	$607,587	$562,532	$418,573
Amortization of LP Units / Interests and Certain Other Awards (5)	(47,542)	(29,349)	(8,608)
Other Acquisition Related Compensation Charges (6)	(3,697)	(5,310)	(11,600)

Compensation Expense - Adjusted Pro Forma	$556,348	$527,873	$398,365

Compensation Ratio - U.S. GAAP (a)	63.2%	61.9%	61.9%
Compensation Ratio - Adjusted Pro Forma (a)	58.6%	58.9%	60.2%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$246,550	$(3,543)	(1)(2)	$243,007	$464,188	$(7,209)	(1)(2)	$456,979
Other Revenue, net	(2,173)	1,793	(3)	(380)	(3,231)	3,543	(3)(8a)	312

Net Revenues	244,377	(1,750)		242,627	460,957	(3,666)		457,291

Expenses:
Employee Compensation and Benefits	159,677	(19,145)	(5)(6)	140,532	308,317	(45,680)	(5)(6)	262,637
Non-compensation Costs	57,535	(8,142)	(8)	49,393	110,204	(15,181)	(8)	95,023
Special Charges	(139)	139	(7)	—	2,151	(2,151)	(7)	—

Total Expenses	217,073	(27,148)		189,925	420,672	(63,012)		357,660

Operating Income (a)	$27,304	$25,398		$52,702	$40,285	$59,346		$99,631

Compensation Ratio (b)	65.3%			57.9%	66.9%			57.4%
Operating Margin (b)	11.2%			21.7%	8.7%			21.8%

	Investment Management Segment
	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$24,505	$1,195	(1)(2)	$25,700	$46,586	$2,334	(1)(2)	$48,920
Other Revenue, net	(786)	959	(3)	173	(1,464)	1,912	(3)	448

Net Revenues	23,719	2,154		25,873	45,122	4,246		49,368

Expenses:
Employee Compensation and Benefits	13,467	—		13,467	27,953	—		27,953
Non-compensation Costs	6,445	(93)	(8)	6,352	11,997	(180)	(8)	11,817
Special Charges	—	—		—	3,348	(3,348)	(7)	—

Total Expenses	19,912	(93)		19,819	43,298	(3,528)		39,770

Operating Income (a)	$3,807	$2,247		$6,054	$1,824	$7,774		$9,598

Compensation Ratio (b)	56.8%			52.1%	61.9%			56.6%
Operating Margin (b)	16.1%			23.4%	4.0%			19.4%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED MARCH 31, 2015

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$217,638	$(3,666)	(1)(2)	$213,972
Other Revenue, net	(1,058)	1,750	(3)(8a)	692

Net Revenues	216,580	(1,916)		214,664

Expenses:
Employee Compensation and Benefits	148,640	(26,535)	(5)(6)	122,105
Non-compensation Costs	52,669	(7,039)	(8)	45,630
Special Charges	2,290	(2,290)	(7)	—

Total Expenses	203,599	(35,864)		167,735

Operating Income (a)	$12,981	$33,948		$46,929

Compensation Ratio (b)	68.6%			56.9%
Operating Margin (b)	6.0%			21.9%

	Investment Management Segment
	Three Months Ended March 31, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$22,081	$1,139	(1)(2)	$23,220
Other Revenue, net	(678)	953	(3)	275

Net Revenues	21,403	2,092		23,495

Expenses:
Employee Compensation and Benefits	14,486	—		14,486
Non-compensation Costs	5,552	(87)	(8)	5,465
Special Charges	3,348	(3,348)	(7)	—

Total Expenses	23,386	(3,435)		19,951

Operating Income (Loss) (a)	$(1,983)	$5,527		$3,544

Compensation Ratio (b)	67.7%			61.7%
Operating Margin (b)	(9.3%)			15.1%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2014				Six Months Ended June 30, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$192,251	$(3,664)	(1)(2)	$188,587	$320,755	$(6,501)	(1)(2)	$314,254
Other Revenue, net	(928)	1,105	(3)	177	(1,581)	2,290	(3)	709

Net Revenues	191,323	(2,559)		188,764	319,174	(4,211)		314,963

Expenses:
Employee Compensation and Benefits	114,622	(2,565)	(6)	112,057	193,379	(5,779)	(6)	187,600
Non-compensation Costs	38,366	(6,149)	(8)	32,217	68,355	(8,676)	(8)	59,679

Total Expenses	152,988	(8,714)		144,274	261,734	(14,455)		247,279

Operating Income (a)	$38,335	$6,155		$44,490	$57,440	$10,244		$67,684

Compensation Ratio (b)	59.9%			59.4%	60.6%			59.6%
Operating Margin (b)	20.0%			23.6%	18.0%			21.5%

	Investment Management Segment
	Three Months Ended June 30, 2014				Six Months Ended June 30, 2014
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$26,801	$1,213	(1)(2)	$28,014	$48,716	$1,758	(1)(2)	$50,474
Other Revenue, net	(428)	932	(3)	504	(1,081)	1,884	(3)	803

Net Revenues	26,373	2,145		28,518	47,635	3,642		51,277

Expenses:
Employee Compensation and Benefits	14,724	—		14,724	27,359	—		27,359
Non-compensation Costs	6,949	(94)	(8)	6,855	13,967	(182)	(8)	13,785

Total Expenses	21,673	(94)		21,579	41,326	(182)		41,144

Operating Income (a)	$4,700	$2,239		$6,939	$6,309	$3,824		$10,133

Compensation Ratio (b)	55.8%			51.6%	57.4%			53.4%
Operating Margin (b)	17.8%			24.3%	13.2%			19.8%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

For further information on these Adjusted Pro Forma adjustments, see page A-2.

(1)	Client related expenses and provisions for uncollected receivables have been reclassified as a reduction of revenue in the Adjusted Pro Forma presentation.

(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted Pro Forma presentation.

(3)	Interest Expense on Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(4)	Write-off of General Partnership investment balances during the fourth quarter of 2013 associated with the acquisition of Protego.

(5)	Expenses incurred from the assumed vesting of Class E LP Units and Class G and H LP Interests issued in conjunction with the acquisition of ISI are excluded from the Adjusted Pro Forma presentation.

(6)	Expenses for deferred consideration issued to the sellers of certain of the Company’s acquisitions are excluded from the Adjusted Pro Forma presentation.

(7)	Expenses during 2015 primarily related to separation benefits and costs associated with the termination of certain contracts within the Company’s Evercore ISI business, and the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business.

(8)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended June 30, 2015
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$11,684	$—		$11,684	$9,881	$1,803
Professional Fees	13,164	(1,884)	(1)	11,280	9,670	1,610
Travel and Related Expenses	13,400	(2,348)	(1)	11,052	10,441	611
Communications and Information Services	9,738	(14)	(1)	9,724	9,042	682
Depreciation and Amortization	6,313	(2,972)	(8a)	3,341	2,391	950
Acquisition and Transition Costs	917	(917)	(8b)	—	—	—
Other Operating Expenses	8,764	(100)	(1)	8,664	7,968	696

Total Non-compensation Costs	$63,980	$(8,235)		$55,745	$49,393	$6,352

	Three Months Ended March 31, 2015
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$12,230	$—		$12,230	$11,022	$1,208
Professional Fees	9,433	(699)	(1)	8,734	7,158	1,576
Travel and Related Expenses	13,170	(2,840)	(1)	10,330	9,809	521
Communications and Information Services	8,562	(10)	(1)	8,552	8,048	504
Depreciation and Amortization	6,401	(3,008)	(8a)	3,393	2,441	952
Acquisition and Transition Costs	484	(484)	(8b)	—	—	—
Other Operating Expenses	7,941	(85)	(1)	7,856	7,152	704

Total Non-compensation Costs	$58,221	$(7,126)		$51,095	$45,630	$5,465

	Three Months Ended June 30, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$10,138	$—		$10,138	$8,437	$1,701
Professional Fees	11,988	(3,273)	(1)(8c)	8,715	6,981	1,734
Travel and Related Expenses	10,098	(2,736)	(1)	7,362	6,761	601
Communications and Information Services	3,922	(5)	(1)	3,917	3,389	528
Depreciation and Amortization	3,537	(82)	(8a)	3,455	1,960	1,495
Acquisition and Transition Costs	1,016	—		1,016	1,016	—
Other Operating Expenses	4,616	(147)	(1)	4,469	3,673	796

Total Non-compensation Costs	$45,315	$(6,243)		$39,072	$32,217	$6,855

	Six Months Ended June 30, 2015
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$23,914	$—		$23,914	$20,903	$3,011
Professional Fees	22,597	(2,583)	(1)	20,014	16,828	3,186
Travel and Related Expenses	26,570	(5,188)	(1)	21,382	20,250	1,132
Communications and Information Services	18,300	(24)	(1)	18,276	17,090	1,186
Depreciation and Amortization	12,714	(5,980)	(8a)	6,734	4,832	1,902
Acquisition and Transition Costs	1,401	(1,401)	(8b)	—	—	—
Other Operating Expenses	16,705	(185)	(1)	16,520	15,120	1,400

Total Non-compensation Costs	$122,201	$(15,361)		$106,840	$95,023	$11,817

	Six Months Ended June 30, 2014
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$19,622	$—		$19,622	$16,348	$3,274
Professional Fees	20,499	(4,027)	(1)(8c)	16,472	12,874	3,598
Travel and Related Expenses	17,482	(4,399)	(1)	13,083	11,872	1,211
Communications and Information Services	7,295	(10)	(1)	7,285	6,365	920
Depreciation and Amortization	7,358	(164)	(8a)	7,194	3,923	3,271
Acquisition and Transition Costs	1,116	—		1,116	1,116	—
Other Operating Expenses	8,950	(258)	(1)	8,692	7,181	1,511

Total Non-compensation Costs	$82,322	$(8,858)		$73,464	$59,679	$13,785

(8a)	The exclusion from the Adjusted Pro Forma presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

(8b)	Primarily professional fees for legal and other services incurred during 2015 related to the acquisition of all of the outstanding equity interests of the operating businesses of ISI, as well as costs related to transitioning ISI’s infrastructure.
(8c)	The expense associated with share-based awards resulting from increases in the share price, which is required upon change in employment status, is excluded from Adjusted Pro Forma results.
(9)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to Evercore’s effective tax rate assuming that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.
(10)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted Pro Forma presentation.
(11a)	Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and interests and IPO related restricted stock unit awards in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.
(11b)	Assumes the vesting of all Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.